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                                                                  EXHIBIT 99.1

MARCHFIRST ANNOUNCES PARTIAL SALE OF OPERATIONS,
AGREEMENT FOR FUTURE SALE OF SAP AND HOSTONE

COMPANY ALSO REPORTS;
o  EXTENSION OF LOAN AGREEMENT WITH AMERICAN NATIONAL BANK
o  REDUCTION IN FORCE

CHICAGO (April 2, 2001) - marchFIRST, Inc. (Nasdaq: MRCH), a global professional services company, announced the sale today of its Central Region business unit, and certain other offices and assets to divine, Inc. (Nasdaq: DVIN), a Chicago-based web enterprise solutions company.

The Company is receiving $6.25 million at closing, an additional $27.75 million note payable over not more than five years, and up to an additional $39 million payable over five years which is contingent on the unit's future performance.

The Company also has entered into an agreement with divine for the sale of its SAP practice, its VAR business and other assets, which may include HostOne and its interest in BlueVector LLC, subject to anti-trust approval. The Company expects this transaction to close promptly. The purchase price for these business units and assets is $6.25 million at closing, an additional $29.75 million note payable over not more than five years, and up to an additional $16 million payable over five years which is contingent on the units' future performance.

The operations sold as part of these transactions comprise 2,100 employees, which include the SAP practice headquartered in Denver and 19 other offices, including: Austin, Chicago, Cincinnati, Cleveland, Columbus, Ohio; Dallas, Detroit, Grand Rapids, Houston, Indianapolis, Irvine, California; Los Angeles, Milwaukee, Minneapolis, Pittsburgh, Santa Monica, St. Louis, Hong Kong and Toronto, Canada.

In addition, the Company announced that the maturity of its loan agreement with American National Bank and Trust Company of Chicago has been extended through June 15, 2001. The Company continues to have significant liquidity difficulties and is pursuing alternatives to satisfy obligations to the bank and other creditors and meet the needs of its employees and clients.

Finally, the Company stated that it is actively pursuing sales of other business units. To increase the value of these individual units, the Company is immediately implementing a reduction in force affecting approximately 1,700 employees or 30% of the Company's staff. The Company is also closing its Australian operations.

Cautionary Note Regarding Forward-Looking Statements This news release contains forward-looking statements that reflect marchFIRST's current expectations about its future results, performance, prospects and opportunities. marchFIRST has tried to identify these forward-looking statements by using words such as "believe," "expect," "anticipate," "intend," and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause marchFIRST's actual results, performance, financial condition, prospects or opportunities in 2001 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the development of the marketplace for e-commerce solutions and other


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factors affecting market demand, marchFIRST's ability to meet its cash needs, the success of marchFIRST's cost-reduction efforts, changes in business plans and financial models that may result from any financing or strategic transactions entered into by marchFIRST, foreign currency exchange rate fluctuations and other risks associated with international business, marchFIRST's ability to attract and retain highly skilled employees, marchFIRST's ability to accurately estimate the cost, scope and duration of fixed-price client engagements, marchFIRST's ability to collect amounts billed for client engagements, risks related to marchFIRST's investments in equity securities, risks related to possible acquisitions, competitive factors, integration and other risks related to the merger with USWeb/CKS and possible consequences of stockholder lawsuits against marchFIRST, and risks related to closing the second transaction with divine, Inc. For further information about these and other risks, uncertainties and factors, please review the disclosure included under the caption "Risk Factors" in marchFIRST's Quarterly Report on Form 10-Q for the period ended September 30, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission.

marchFIRST has not yet established a policy with respect to providing financial forecasts and other forward-looking statements in the future. However, marchFIRST undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or changed circumstances or for any other reason.


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Note to editors: The name marchFIRST is one word, with lowercase march and uppercase FIRST.

marchFIRST Contacts:

Michael Salvati
Chief Financial Officer
312. 361.3003
michael.salvati@marchFIRST.com

Sara Cavin
312.361.3012
sara.cavin@marchFIRST.com

divine, Inc. Contacts:

Investment Professionals
Michael Cullinane
630.799.3851
cullinane@divine.com

Individual Investors
Brenda Lee Johnson
630.799.3858
brendalee@divine.com

Media Inquiries
Susan Burke
773.394.6746
susan.burke@divine.com